FOR IMMEDIATE RELEASE

I.D. Systems Reports Fourth Quarter and Full Year 2016 Results

Woodcliff Lake, NJ — March 2, 2017 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management technology and solutions for the Industrial Internet of Things, reported results for the fourth quarter and full year ended December 31, 2016.

Management Commentary

“Our fourth quarter results were strong, highlighted by a sequential increase in both revenue and gross profit, driven by orders from several of our significant accounts,” said I.D. Systems CEO Chris Wolfe. “This performance capped off a year of significant transformation for our company, resulting in a much stronger, leaner, and more focused organization. The cost-cutting initiatives implemented in the second half of 2015 drove meaningful improvements in several of our key financial metrics, including gross profit, operating expenses, and net loss. Additional benefits from the cost-optimization measures taken following my appointment in mid-December have yet to be materially reflected in our financials.

“My first major initiative as CEO is transforming I.D. Systems into a company known for delivering and installing professional-grade solutions with impeccable quality. Along that line, our new product releases have been very well received by our customer base and channel partners, resulting in several significant product refresh and new sales opportunities. In addition, our sales team continues to do a very good job building customer confidence, reestablishing sales momentum with key enterprise accounts, and ensuring that our new products are included in our customers’ budgets. The progress we’ve seen from our team’s efforts has been demonstrated by several of our marquee customers―like John Deere, Nestle and P&G―identifying I.D. Systems as their official VMS supplier. As the number of orders from our key customers increases from quarter-to-quarter, our revenue should accelerate accordingly.

“Another major initiative in 2017 is to migrate our largest VMS customers, who have been using our legacy products, to our new scalable and reliable software and hardware solutions. We have several assessments underway with some of our largest customers, including The United States Postal Service, the Defense Logistics Agency and Ford. Their response to our next-generation products is encouraging, and we are working closely with these customers to ensure a seamless deployment across their fleets.

“The initial response to our next-generation FleetView transportation fleet management interface from our largest TAM customers has been encouraging. FleetView allows these customers to improve their operational efficiency, reduce cycle time, increase asset utilization, and improve profitability—all of which make I.D. Systems’ technology and analytics platform absolutely essential to their operations. The orders we received in the second half of last year for our industry-leading VeriWise intermodal container solutions, along with our expanding pipeline of business, reaffirms the value our technology provides customers and our outlook for growth, particularly in the intermodal segment of the market.

“Another business segment with significant growth potential is rental fleet. Over the last couple of years, we have invested significantly in our partnership with Avis. The result is a product that significantly streamlines and automates the vehicle data collection and billing process of their fleet. Negotiations continue with Avis to deploy our connected car technologies in their rental fleet.

“Looking ahead, we remain focused on unlocking the growth potential within our existing VMS customer base and the overall VMS market. We aim to achieve this by becoming the premier telematics solutions provider, through improved operational discipline and more focused sales execution. This, in turn, will build on I.D. Systems’ market leading position and establish us as the industry standard for delivering high-value, high-quality technology in the Industrial Internet of Things markets we serve.”

Fourth Quarter 2016 Financial Results

Revenue increased 12% to $9.2 million from $8.2 million in the prior quarter. The sequential increase was primarily due to higher vehicle management systems (VMS) revenue.

Gross margin improved by 220 basis points to 47.4% from 45.2% in the same period a year ago. The improvement was primarily due to the increased efficiency of the company’s VAC4 installation, analytics software, and online training process implemented in Q4 2015.

Selling, general and administrative (SG&A) expenses increased 17% to $5.3 million from $4.5 million in the same year-ago period. The increase was primarily due to $929,000 of expenses related to severance expense and foreign currency translation losses.

Research and development expenses were $1.1 million for the quarter compared to $1.1 million in same year-ago quarter.

Excluding stock-based compensation, depreciation and amortization, foreign currency translation losses, and non-recurring items, non-GAAP net loss totaled $(832,000) or $(0.06) per basic and diluted share, compared to non-GAAP net loss of $(429,000) or $(0.03) per basic and diluted share in the same year-ago quarter.

Net loss totaled $(2.1) million or $(0.16) per basic and diluted share, compared to a net loss of $(970,000) or $(0.08) per basic and diluted share in the same year-ago quarter.

At quarter-end, the company had $6.9 million in cash, cash equivalents and marketable securities, compared to $5.5 million at the end of the prior quarter. The balance outstanding on the company’s $7.5 million credit facility was $3.0 million at quarter-end.

Full Year 2016 Financial Results

Revenue was $36.8 million in 2016 compared to $41.8 million in the same year-ago period.

Gross margin improved by 894 basis points to 49.7% in 2016 from 40.7% in the prior year. The improvement in gross margin was primarily due to the increased efficiency of the company’s VAC4 installation, analytics software, and online training process implemented in Q4 2015.

Selling, general and administrative expenses decreased 12% to $20.1 million in 2016 from $22.8 million in 2015, principally driven by headcount reductions and other cost-cutting measures implemented in the second half of 2015.

Research and development expenses were $4.5 million compared to $4.6 million in same year-ago period.

Excluding stock-based compensation, depreciation and amortization, foreign currency translation losses, and non-recurring items, non-GAAP net loss totaled $(2.9) million or $(0.22) per basic and diluted share, an improvement from a non-GAAP net loss of $(6.6) million or $(0.52) per basic and diluted share in the same year-ago period.

Net loss totaled $(6.4) million or $(0.49) per basic and diluted share, an improvement from a net loss of $(10.0) million or $(0.79) per basic and diluted share in the same year-ago period.

Investor Conference Call

I.D. Systems management will discuss the results of the company’s operations and business outlook on a conference call today (Thursday, March 2, 2017) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

Company CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where financial analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

The conference call will be broadcast simultaneously and available for replay for 90 days via the investor section of the company’s website at www.id-systems.com. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including rental cars, industrial vehicles, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contacts

Ned Mavrommatis, CFO

ned@id-systems.com

201-996-9000

Liolios Group, Inc.

Matt Glover

IDSY@liolios.com

949-574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(Unaudited)	(Unaudited)		(Unaudited)
Revenue:
Products	$5,720,000	$5,605,000	$24,531,000	$21,366,000
Services	4,437,000	3,621,000	17,253,000	15,456,000

	10,157,000	9,226,000	41,784,000	36,822,000
Cost of revenue:
Cost of products	4,375,000	3,690,000	18,018,000	14,036,000
Cost of services	1,189,000	1,167,000	6,743,000	4,492,000

	5,564,000	4,857,000	24,761,000	18,528,000

Gross profit	4,593,000	4,369,000	17,023,000	18,294,000

Operating expenses:
Selling, general and administrative expenses	4,549,000	5,337,000	22,750,000	20,126,000
Research and development expenses	1,093,000	1,116,000	4,556,000	4,536,000

	5,642,000	6,453,000	27,306,000	24,662,000

Loss from operations	(1,049,000)	(2,084,000)	(10,283,000)	(6,368,000)
Interest income	78,000	67,000	342,000	285,000
Interest expense		(71,000)		(293,000)
Other income	1,000	5,000	(11,000)	6,000

Net loss	$(970,000)	$(2,083,000)	$(9,952,000)	$(6,370,000)

Net loss per share - basic and diluted	$(0.08)	$(0.16)	$(0.79)	$(0.49)

Weighted average common shares outstanding - basic and diluted	12,884,000	13,097,000	12,614,000	12,984,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016

Net loss attributable to common stockholders	$(970,000)	$(2,083,000)	$(9,952,000)	$(6,370,000)
Depreciation and amortization	161,000	163,000	718,000	685,000
Stock-based compensation	376,000	159,000	1,609,000	1,658,000
Foreign currency translation losses	4,000	273,000	60,000	437,000
Severance expenses	-	656,000	280,000	691,000
Non-recurring costs related to unconsummated strategic initiative	-	-	669,000	-

Non-GAAP loss	$(429,000)	$(832,000)	$(6,616,000)	$(2,899,000)

Non-GAAP net loss per share - basic and diluted	$(0.03)	$(0.06)	$(0.52)	$(0.22)

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of December 31,
	2015	2016
ASSETS		(Unaudited)
Current assets:
Cash and cash equivalents	$4,489,000	$4,972,000
Restricted cash	304,000	305,000
Investments - short term	259,000	115,000
Accounts receivable, net	10,901,000	9,585,000
Financing receivables - current	1,950,000	1,766,000
Inventory, net	7,152,000	3,920,000
Deferred costs - current	3,310,000	3,750,000
Prepaid expenses and other current assets	2,263,000	3,495,000

Total current assets	30,628,000	27,908,000

Investments - long term	1,339,000	1,499,000
Financing receivables - less current portion	3,078,000	2,430,000
Deferred costs - less current portion	3,320,000	6,638,000
Fixed assets, net	3,119,000	3,075,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	842,000	706,000
Other assets	265,000	153,000

	$44,428,000	$44,246,000

LIABILITIES
Current liabilities:
Short-term borrowings	$-	$2,993,000
Accounts payable and accrued expenses	9,173,000	7,622,000
Deferred revenue - current	7,383,000	7,197,000

Total current liabilities	16,556,000	17,812,000

Deferred rent	361,000	366,000
Deferred revenue - less current portion	6,941,000	10,066,000

	23,858,000	28,244,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	129,000	129,000
Additional paid-in capital	110,116,000	111,844,000
Accumulated deficit	(85,128,000)	(91,498,000)
Accumulated other comprehensive loss	(500,000)	(103,000)
Treasury stock	(4,047,000)	(4,370,000)

Total stockholders’ equity	20,570,000	16,002,000
Total liabilities and stockholders’ equity	$44,428,000	$44,246,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

	Year Ended December 31,
	2015	2016
		(Unaudited)
Cash flows from operating activities:
Net loss	$(9,952,000)	$(6,370,000)
Adjustments to reconcile net loss to cash used in operating activities:
Inventory reserve	186,000	205,000
Stock based compensation expense	1,609,000	1,658,000
Depreciation and amortization	718,000	685,000
Bad debt expense	326,000	117,000
Other non-cash items	106,000	2,000
Changes in:

Restricted cash	(1,000)	(1,000)
Accounts receivable	3,350,000	1,174,000
Financing receivables	943,000	832,000
Inventory	(1,086,000)	3,027,000
Prepaid expenses and other assets	(437,000)	(1,120,000)
Deferred costs	(1,166,000)	(3,758,000)
Deferred revenue	(347,000)	2,939,000
Accounts payable and accrued expenses	(1,151,000)	(1,874,000)

Net cash used in operating activities	(6,902,000)	(2,484,000)

Cash flows from investing activities:
Capital expenditures	(2,182,000)	(505,000)
Proceeds from the sale and maturities of investments	(2,754,000)	(956,000)
Maturities of investments	8,434,000	932,000

Net cash (used in) provided by investing activities	3,498,000	(529,000)

Cash flows from financing activities:
Borrowings under revolving credit facility	-	14,650,000
Repayments under revolving credit facility	-	(11,657,000)
Principal payments of capital lease obligation	(149,000)	-
Proceeds from exercise of stock options	2,006,000	70,000

Net cash provided by financing activities	1,857,000	3,063,000

Effect of foreign exchange rate changes on cash and cash equivalents	62,000	433,000
Net (decrease) increase in cash and cash equivalents	(1,485,000)	483,000
Cash and cash equivalents - beginning of period	5,974,000	4,489,000

Cash and cash equivalents - end of period	$4,489,000	$4,972,000